                REFUND ANTICIPATION LOAN PARTICIPATION AGREEMENT

                  THIS REFUND ANTICIPATION LOAN PARTICIPATION AGREEMENT (this "Agreement"), dated as of July 19, 1996, is made by and among BLOCK FINANCIAL CORPORATION, a Delaware corporation ("BFC"), BENEFICIAL NATIONAL BANK, a national banking association ("BNB"), and Beneficial Tax Masters, Inc., a Delaware corporation ("Tax Masters").

                                    Recitals:

                  A. BNB and Tax Masters are parties to that certain Refund Anticipation Loan Operations Agreement with Beneficial Franchise Company, Inc., H&R Block Tax Services, Inc. ("Tax Services") and HRB Royalty, Inc. ("Royalty") of even date herewith (the "RAL Operations Agreement"), pursuant to which BNB is to make refund anticipation loans to customers of both Tax Services and its affiliates and certain franchisees of Royalty and its affiliates.

                  B. The parties hereto desire to enter into certain agreements relating to the purchase by BFC (or an affiliate banking institution) of a participation in refund anticipation loans made by BNB, and refund anticipation checks issued by BNB, to customers of both Tax Services and its affiliates and certain franchisees of Royalty and its affiliates.

                  The parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meaning set forth below:

                  "Accrual Period" shall have the meaning set forth in Section 2.4(b) of this Agreement.

                  "Adjustment Date" shall have the meaning set forth in Section 2.4(c).

                  "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person.

                  "Applicable Percentage" shall mean percentage set forth in for a particular Tax Period in Section 2.5.

                  "Applicable Tax Period" shall mean any of the ten consecutive Tax Periods commencing with and including the Tax Period beginning January 1, 1997 and ending with and including the Tax Period beginning January 1, 2006.

                  "Average Refund Balance" shall have the meaning set forth in
Section 2.4(b) of this Agreement.

                  "BFC" shall mean Block Financial Corporation, a Delaware corporation.

                  "BNB" shall mean Beneficial National Bank, a national banking association.

                  "Base Purchase Price" shall have the meaning set forth in
Section 2.3(a).

                  "Block Office" shall mean an office that operates under the "H&R Block" name and is open to the public for the preparation of tax returns.

                  "Budget Period" shall mean, with respect to any Tax Period, the period from January 1 before the commencement of such Tax Period to and including the following December 31.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Wilmington, Delaware are authorized or obligated by law or executive order to be closed.

                  "CPI" shall mean the index known as United States Department of Labor, U.S. Bureau of Labor Statistics, Consumer Price Index, United States City Average, All Items (1982-84=100), or if discontinued, the successor index that most closely approximates the foregoing index.

                  "Claim" shall have the meaning set forth in Section 6.2.

                  "Closing Date" shall mean with respect to a Participation Interest, the date on which such Participation Interest is sold to BFC pursuant to this Agreement.

                  "Collections" shall mean (i) all finally collected funds received by BNB or Tax Masters and applied to the Participated Pool RALs, whether such finally collected funds arise from receipt of cash, checks, wire transfers, ATM transfers, exercise of rights of offset or other form of payment,
(ii) promissory notes and/or other evidence of indebtedness accepted by BNB or Tax Masters from or on behalf of Obligors in payment of Participated Pool RALs (in which case such Collection shall be deemed to be received by BNB or Tax Masters for purposes of this Agreement on the Business Day on which such promissory note or evidence of indebtedness was received by BNB or Tax Masters) and (iii) all fees charged by BNB to customers of Block Offices for issuing Pool RACs (in which case such Collection shall be deemed to be received by BNB for purposes of this Agreement on the Business Day on which such RAC is delivered to the customer).

                  "Corporate Pool RAL" shall have the meaning given such term in the definition of "Pool RAL."

=                  "Corporate Satellite" shall mean a Person authorized directly by Tax Services (or an Affiliate of Tax Services) pursuant to a satellite franchise agreement to operate a Block Office. "Corporate Satellite" does not include a Person authorized by a

Major Franchise Agreement with Block (or an Affiliate of Block) to operate a Block Office and subfranchise others to operate a Block Office within a specified territory.

                  "Defaulted Pool RAL" shall mean each Participated Pool RAL with respect to which, in accordance with the RAL Guidelines and BNB's and Tax Masters' customary and usual servicing procedures for refund anticipation loans, BNB or Tax Masters has charged off as uncollectible.

                  "Eligible RAL" shall mean each Pool RAL:

                  (a) that was created in compliance on the part of BNB, in all material respects, with the RAL Operations Agreement (or a Major Franchisee RAL Agreement, as the case may be) and the federal Equal Credit Opportunity Act, 15 U.S.C. ss.ss. 1691 et. seq.;

                  (b) (i) as to which any blank preprinted form of disclosure statement supplied by BNB to the tax preparation office at which such Pool RAL was originated for use in connection with the origination of such Pool RAL complied, as to form (subject to proper completion), with the requirements of the federal Truth-in-Lending Act, 15 U.S.C. ss.ss. 1601 et seq. ("TILA") (it being understood that the foregoing shall not be deemed a warranty by BNB that such form has been properly completed) and (i) that was created in compliance with the other requirements of TILA; and

                  (c) as to which, at the time of the sale of the Participation Interest in such Pool RAL to BFC, BNB or Tax Masters had good and marketable title thereto free and clear of all Liens arising under or through BNB or any of its Affiliates.

                  "Excluded RAL" shall have the meaning set forth in Section
5.2.

                  "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative judicial, regulatory or administrative functions pertaining to government.

                  "Ineligible RAL" shall have the meaning set forth in Section 4.4(c).

                  "Initial Periodic Servicing Fee Percentage" shall mean the Periodic Servicing Fee Percentage initially determined for a particular Budget Period pursuant to Section 2.4(a)(iii).

                  "Initial Purchase Price" shall mean the initial purchase price for a Participation Interest to be paid by BFC to BNB as calculated pursuant to

Section 2.3 of this Agreement.

                  "Lien" shall mean any pledge, hypothecation, assignment, encumbrance, security interest, lien (statutory or other) or other security agreement of any kind or nature whatsoever, including (without limitation) any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing.

                  "Major Franchisee" shall mean the Person authorized by a major franchise agreement with Tax Services (or an Affiliate of Tax Services) to operate a Block Office and to subfranchise others to operate a Block Office within a specified territory.

                  "Major Franchisee Pool RAL" shall have the meaning given such term in the definition of "Pool RAL."

                  "Major Franchisee RAL Agreement" shall mean an agreement from time to time between BNB (and/or any one or more Affiliates of BNB) and a Major Franchisee pursuant to which BNB may make refund anticipation loans to customers of Block Offices of such Major Franchisee or its subfranchisees, as the same may be amended, modified or supplemented from time to time.

                  "Notifying Party" shall have the meaning set forth in Section 5.2.

                  "Obligor" shall mean, with respect to any RAL, the Person or Persons obligated to make payments to BNB (or an Affiliate of BNB) with respect to such RAL.

                  "Origination Fee Adjustment" shall have the meaning set forth in Section 2.3(b) of this Agreement.

                  "Origination Fees" shall mean the license fees paid or payable to Tax Services, a Corporate Satellite, a Major Franchisee or a subfranchisee of a Major Franchisee as a result of the making of a Pool RAL or a Pool RAC, which are paid or payable contemporaneously with or shortly after the making of such RAL or Pool RAC.

                  "Originator Party" shall mean any Person or entity through whom Pool RALs or Pool RACs are made or serviced, and any other Person or entity that prepares or arranges for the preparation of a tax return for a Pool RAL or Pool RAC customer, or that files, makes or transmits or assists or arranges for the filing, making or transmission of any such tax return, refund request or Pool RAL or Pool RAC or request, or that acts as a network or service bureau in connection with any of the foregoing, or that owns, distributes, licenses or otherwise has an interest in any software or other intellectual property used in connection with any of the foregoing or in any trademark, service mark or brand name under which Pool RALs or Pool RACs are promoted.

                  "Participated Pool RAL" shall mean any Pool RAL in which a

Participation Interest has been sold to BFC pursuant to Section 2.1 and has not been reassigned to BNB or Tax Masters or repurchased by BNB or Tax Masters pursuant to this Agreement.

                  "Participation Interest" shall have the meaning set forth in
Section 2.1 of this Agreement.

                  "Periodic Servicing Compensation" for a Budget Period shall be equal to (i) the sum, for all Participated Pool RALs made during the corresponding Tax Period, of the Servicing Adjustments paid by BFC for the Participation Interests corresponding to such Participated Pool RALs, plus (ii) any amount paid by BFC to BNB during such Budget Period pursuant to Section 2.4(c)(i), minus (iii) any amount paid by BNB to BFC during such Budget Period pursuant to Section 2.4(c)(i).

                  "Periodic Servicing Fee Percentage" shall mean the Required Servicing Compensation for a Tax Period, divided by the aggregate Principal Amount of Participated Pool RALs made in such Tax Period, as determined initially pursuant to Section 2.4(a) and adjusted from time to time pursuant to
Section 2.4(b).

                  "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

                  "Pool RAC" shall mean any RAC issued by BNB through a Block Office owned by Tax Services, a Corporate Satellite, a Major Franchisee (or a subfranchisee of a Major Franchisee) or any of their Affiliates.

                  "Pool RAL" shall mean (a) any RAL made by BNB through a Block Office owned by Tax Services, a Corporate Satellite or either of their Affiliates, pursuant to or under color of (i) the RAL Operations Agreement or
(ii) a referral to BNB by Tax Services, such Corporate Satellite or such Affiliates of an Obligor whose federal income tax return was filed electronically by Tax Services, such Corporate Satellite or such Affiliates pursuant to a contractual electronic filing arrangement with any other Person (a RAL described in this subclause (a) may hereinafter be referred to as a "Corporate Pool RAL") and (b) any RAL made during any Tax Period that is a RAC Service Period, through a Block Office owned by a Major Franchisee or a subfranchisee of a Major Franchisee, pursuant to or under color of (i) a Major Franchisee RAL Agreement or (ii) a referral to BNB by a Major Franchisee (or a subfranchisee of such Major Franchisee) of an Obligor whose federal income tax return was filed electronically by such Major Franchisee (or subfranchisee of such Major Franchisee) pursuant to a contractual electronic filing arrangement between such Major Franchisee (or subfranchisee) and any other Person (a RAL described in this subclause (b) may hereinafter be referred to as a "Major Franchisee Pool RAL").


                  "Principal Amount" of a RAL shall have the meaning given that term in the definition of "RAL."

                  "Qualified Expenses" shall mean all direct expenditures incurred in good faith by BNB or any of its Affiliates in connection with ordinary and routine origination and servicing of Participated Pool RALs and Pool RACs or the performance of BNB's and Tax Masters' obligations hereunder (other than the cost of repurchasing Participation Interests as required by Sections 4.3 or 4.4) or the RAL Operations Agreement (or a Major Franchisee RAL Agreement, as the case may be), including (without limitation) fees and amounts paid or payable to Originator Parties, salaries, employee benefits, data processing costs, depreciation, equipment rent, equipment maintenance, space rent, maintenance, credit reports, legal forms and supplies, non-litigation legal expenses, telephone and telegraph, postage, delivery charges, travel, purchased services and systems, professional and consulting, external staff training and other personnel-related expenses, advertising, sales promotion, collection, systems, systems development, check clearing, cash management, software purchase, licensing or development, fees of licensing service marks, trademarks or other intellectual property, the costs of obtaining the accountant's report obtained pursuant to Section 2.4(f) and data processing expenses; provided, however, that Qualified Expenses shall not include (i) any bad debt expense pertaining to any Participated Pool RAL, (ii) Origination Fees, to the extent duplicative of amounts as to which BFC has paid its proportionate share pursuant to the Origination Fee Adjustment, (iii) any allocated expenses not related directly to the origination of Participated Pool RALs or the making of Pool RACs, the ordinary and routine servicing of Participated Pool RALs or the performance by BNB or any of its Affiliates of BNB's and Tax Masters' obligations under this Agreement or the RAL Operations Agreement (or a Major Franchisee RAL Agreement, as the case may be), whether such expenses are allocated internally by BNB or allocated to BNB by any of its Affiliates, (iv) interest expense incurred by BNB or any of its Affiliates in connection with funding the portion of Participated Pool RALs that was not sold to, and purchased by BFC, (v) any expenses pertaining to BNB's fraud service bureau to the extent BNB receives reimbursement of such expenses by Persons other than BFC or its Affiliates, (vi) collection costs or expenses with respect to delinquent Participated Pool RALs with respect to which BNB (or any Affiliate of BNB) receives a collection fee pursuant to Section 3.4, (vii) allocations of corporate overhead expenses (including, without limitation, corporate management salaries and benefits and depreciation of general plant and equipment not specifically related to the origination and servicing of Participated Pool RALs), (viii) any cost or expense for which BNB or its Affiliates are reimbursed by a third party (other than an Affiliate of BNB) (including, without limitation, costs or expenses for which BNB is reimbursed by Tax Services pursuant to the indemnification provisions of the RAL Operating Agreement) or (ix) any expenditures for goods or services procured by BNB or any of its Affiliates that are not related directly to the origination of Participated Pool RALs, the making of Pool RACs or the performance by BNB or any of its Affiliates of its obligations under this Agreement or the RAL Operations Agreement (or a Major Franchisee RAL Agreement,

as the case may be).

                  In the event any expenditure that pertains to more than one Budget Period or should be capitalized and amortized or depreciated over more than one Budget Period in accordance with generally accepted accounting principles, such expenditure shall be capitalized and included in Qualified Expenses for a Budget Period only to the extent that such capitalized expenditure is (or should be) amortized or depreciated during such Budget Period in accordance with generally accepted accounting principles.

                  Qualified Expenses shall be allocated to Participated Pool RALs for a Budget Period on the following basis (it being understood that, to the extent that the operating unit of BNB or its Affiliates that originates and services RALs and makes RACs also deals with other electronic filing derivative products, BNB shall allocate as Qualified Expenses only the expenses of such unit that are otherwise Qualified Expenses) as it estimates in good faith are allocable to RALs and RACs and not to other electronic filing derivative products): (x) all permitted expenses as described above of BNB and its Affiliates for RALs and RACs of all types (whether or not Pool RALs or Pool
RACs) during a Budget Period shall be aggregated, (y) the result shall be divided by the total number of RALs and RACs of all types made by BNB and its Affiliates during the corresponding Tax Period (except that RACs shall not be part of this denominator with respect to a Tax Period that is not a RAC Service Period), and (z) the result shall be multiplied by the number of RALs and RACs made by BNB and its Affiliates during such Tax Period that are Participated Pool RALs and Pool RACs (and such result shall be deemed the Qualified Expenses allocable to Participated Pool RALs and Pool RACs for such Budget Period). An illustrative example of the allocation of Qualified Expenses to Participated Pool RALs and Participated Pool RACs is set forth in Exhibit B attached hereto.

                  "RAC" means a check issued by BNB and delivered to a taxpayer pursuant to the Refund Anticipation Check Service.

                  "RAC Service Period" shall have the meaning set forth in
Section 2.5.

                  "RAL" shall mean any refund anticipation loan from time to time made by BNB.

                  (a) The "Principal Amount" of a RAL shall mean the aggregate amount paid or payable by BNB to or for the account of an Obligor in connection with a RAL, and shall in any event include (i) the amount of any check issued or authorized to be issued by BNB to the order of any such Obligor, and (ii) any amounts paid or payable by BNB for the account of Obligor to any Originator Party, the Internal Revenue Service or any other Person (whether or not BNB has a right, contingent or otherwise, to withhold or retain any portion of such amount). The "Principal Amount" of a RAL shall not include the financing fee payable by such Obligor to BNB for such RAL. Each of the foregoing elements of a RAL shall be deemed to be made for purposes of this Agreement on the Business Day on which BNB deposits funds into the bank account used by BNB for the disbursement of RALs for such RAL and such fact has been recorded in the computer files BNB uses for administering RALs.

                  (b) "RAL" and "Principal Amount" of a RAL, shall also include any payment made at any time by BNB on any lost, altered or stopped check issued by or on behalf of BNB in connection with a RAL described in paragraph (a) (the "Underlying RAL") as well as any payment by BNB on any replacement item issued in connection with any such lost or stopped check (or issued in connection with any such replacement item). Payments on any RAL described in this paragraph (b) shall be deemed to be made for purposes of this Agreement on the Business Day when payment is made by BNB on such item and such fact has been recorded in the computer files BNB uses for administering RALs.

                  "RAL Operations Agreement" shall have the meaning set forth in Recital A of this Agreement.

                  "RAL Guidelines" shall mean BNB's policies and procedures from time to time relating to the operation of its refund anticipation loan business, including (without limitation) the policies and procedures for determining the credit worthiness of refund anticipation loan customers, the extension of credit to refund anticipation loan customers and relating to the collection and charge off of refund anticipation loans.

                  "Reassignment Amount" shall have the meaning set forth in
Section 4.3.

                  "Reassignment Date" shall have the meaning set forth in
Section 4.3.

                  "Refund Anticipation Check Service" shall mean a service pursuant to which a check in the amount of a taxpayer's federal income tax refund (less the sum of (i) fees charged for the making of the check, (ii) tax preparation and electronic filing fees and (iii) other properly withheld amounts) is delivered to a taxpayer on account of a direct deposit refund (other than in connection with a RAL made in advance of receipt of the related refund). "Refund Anticipation Check Service" includes the delivery of a direct deposit refund check to a taxpayer in connection with such taxpayer's denied RAL application).

                  "Repurchase Value" of a Participated Pool RAL at any time shall mean the Principal Amount of such Participated Pool RAL less any Collections received with respect to such Participated Pool RAL.

                  "Required Servicing Compensation" means the amount of compensation BNB is entitled to receive for originating and servicing Participated Pool RALs and Pool RACs for a particular Budget Period as computed pursuant to Section 2.4(a)(iv).

                  "Servicing Adjustment" shall have the meaning set forth in
Section 2.3(c) of this Agreement.

                  "Tax Period" for any year shall mean the period from and including January 1 of such year to and including August 15 of such year.

                  "Tax Services" shall mean H&R Block Tax Services, Inc., a Missouri corporation.

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

                  "Underlying RAL" shall have the meaning given that term in the definition of "RAL."

                  Section 1.2 Other Definitional Provisions. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the plural. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section and subsection references contained in this Agreement are references to Sections and subsections in this Agreement unless otherwise specified.

                                   ARTICLE II

           PURCHASE AND SALE OF INTERESTS IN POOL RALS; PURCHASE PRICE

                  Section 2.1. Purchase and Sale of Participation Interests in Pool RALs.

                  (a) Purchase and Sale. Subject to the conditions set forth in this Agreement, BNB and Tax Masters agree to sell to BFC, and BFC agrees to purchase from BNB and Tax Masters, from time to time, an undivided ownership interest in, and in an amount equal to the Applicable Percentage of, all of BNB's and Tax Masters' right, title and interest in and to each Pool RAL hereafter created, including all monies due or to become due with respect thereto and all Collections pertaining thereto and other proceeds (as defined in the UCC as in effect in the State of Delaware) thereof (a "Participation Interest"). Subject to the conditions set forth herein BFC agrees to pay for, purchase and accept all Participation Interests from time to time as provided herein. Except for the representations and warranties expressly made by BNB in this Agreement, Participation Interests (and acquisition thereof by BFC) shall be without recourse to, or representation or warranty by, BNB and Tax Masters.

                  (b) The conveyance by BNB and Tax Masters to BFC of a Participation Interest in a Pool RAL shall be deemed to occur at the time when BNB receives in full payment from BFC of the Initial Purchase Price in respect to such Participation Interest corresponding to such Participated Pool RAL and all other Participated Pool RALs of BNB arising on the same day. Upon such conveyance, BFC shall be considered to be the owner, to the extent of the Applicable Percentage, of a Participation Interest in such Pool RAL. The parties intend that if and to the extent that any conveyance of a Participation Interest in a Pool RAL is not deemed a sale of a Participation Interest, BNB and Tax Masters shall be deemed to have granted to BFC a security interest in the Participation Interest that was purportedly conveyed and that this Agreement shall constitute a security agreement under applicable law. BNB and Tax Masters agree to execute such financing and continuation statements, for filing in the State of Delaware as BFC may from time to time reasonably request with respect to Participation Interests hereafter created or arising.

                  Section 2.2. Procedure. Each Business Day not later than 9:00 a.m., Wilmington time, BNB shall give notice to BFC (which notice may be by telephone) of the number and Principal Amount of Pool RALs made by BNB on the preceding Business Day (it being understood that, for such purpose, a Pool RAL shall be deemed to be made at the time set forth in the definition of "RAL" in this Agreement), together with the Initial Purchase Price for the Participation Interest corresponding to such Pool RALs. Not later than 4:00 p.m., Wilmington time, on such Business Day, BFC shall pay to BNB the full amount of such Initial Purchase Price. Such payment shall be made to BNB at such domestic account designated by BNB by notice to BFC from time to time, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever.

                  Section 2.3. Initial Purchase Price. The Initial Purchase Price for a Participation Interest shall be equal to the sum of:

                  (a) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

                  (b) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

                  (c) {CONFIDENTIAL PORTIIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

                  An illustrative example of the Initial Purchase Price Formula is set forth in Exhibit A attached hereto. The purchase price for Participation Interests shall be adjusted as provided in this Agreement, including Sections 2.4(b) through (d) of this Agreement.

                  Section 2.4. Determination and Adjustment of Periodic Servicing Fee Percentage; Adjustment of the Purchase Price.

                  (a) Determination of Initial Periodic Servicing Fee Percentage. The Initial Periodic Servicing Fee Percentage shall be determined in the following manner:


                  (i) Preparation of Annual Budget and Initial Periodic Servicing Fee Percentage Calculation. BNB shall, after consultation with BFC, not later than September 15 before the beginning of each Tax Period, provide BFC with written notice of (A) its best preliminary estimate of the aggregate Principal Amount of Pool RALs and the number of Pool RACs to be made by BNB during such forthcoming Tax Period, (B) a budget of Qualified Expenses (which shall take into account the estimated Pool RAL volume and Pool RAC volume) and (C) a preliminary calculation of the Required Servicing Compensation and the Initial Periodic Servicing Fee Percentage (each of which shall be calculated pursuant to Sections 2.4(a) (iii) and (iv) and shall be based upon the estimate and budget referred to in this subclause (i)). The budget of Qualified Expenses shall list in reasonable detail by category Qualified Expenses it expects to incur during the Budget Period relating to such Tax Period in connection with BNB's origination, making and/or ordinary and routine servicing of the Pool RALs and Pool RACs expected by BNB to be made during such Tax Period. An illustrative example of the allocation of Qualified Expenses to Participated Pool RALs and Participated Pool RACs is set forth in Exhibit B attached hereto.

                  (ii) Review of Annual Budget by BFC. BFC shall have the right, for a period of 45 days from and after the date it has received from BNB the items referred to in Section 2.4(a)(i), to review such items and suggest subcontracting specified servicing functions contemplated by the budget that, in the belief of BFC, may be performed more economically that is contemplated by such budget. In such event, BFC and BNB shall solicit three bids from qualified subcontractors of nationally recognized standing selected by BNB and BFC to perform such functions. BNB shall either engage the subcontractor that submits the lowest bid or perform such function at the cost of the average of the three bids submitted by such subcontractors. BNB shall revise such budget accordingly.

                  (iii) Calculation of Initial Servicing Fee Percentage. The Initial Servicing Fee Percentage for a Tax Period shall be equal to (A)

         {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         An illustrative example of the Initial Servicing Fee Percentage Formula is set forth in Exhibit C attached hereto.

                  (iv) Calculation of Required Servicing Compensation. The Required Servicing Compensation for a Budget Period shall be equal to the sum of

                           (A) {CONFIDENTIAL PORTIONS OMITTED AND FILED
                  SEPARATELY WITH THE SEC}

                           (B) {CONFIDENTIAL PORTIONS OMITTED AND FILED
                  SEPARATELY WITH THE SEC}


         The adjustment referred to in subclause (A) of the preceding sentence for each Tax Period beginning on or after January 1, 1998 shall be made as follows: for such Tax Period, in lieu of $2.00, the amount referred to in clause (A) of the preceding sentence shall be $2.00 times a fraction, the numerator of which shall be the average CPI for the June, July and August preceding the beginning of such Tax Period, and the denominator of which shall be the average CPI for the months of June July and August 1996.

         For all purposes of calculating the Required Servicing Compensation, only RALs of the type described in paragraph (a) of the definition of RAL shall be counted as Participated Pool RALs and each Pool RAL in which a Participation Interest was purchased and sold pursuant to this Agreement during a Tax Period shall be counted as a Participated Pool RAL made during such Tax Period.

         An illustrative example of the Required Servicing Compensation Formula is set forth in Exhibit D attached hereto.

                  (b) Periodic Adjustment of the Servicing Fee Percentage. At any time and from time to time during a Budget Period, BNB may in its discretion, and shall at the reasonable request of BFC, review its then-current estimate of its Qualified Expenses for such Budget Period and of the volume of Participated Pool RALs during the related Tax Period. Following such review, BNB shall, by notice to BFC, increase or reduce the Periodic Servicing Fee Percentage, effective two Business Days after the giving of such notice, by such amount as BNB in good faith estimates is appropriate to reduce the next forthcoming settlement referred to in Sections 2.4(c)(i) or 2.4(c)(ii), as the case may be, to as small an amount as possible. If such adjustment results in a refund payable to BFC pursuant to Sections 2.4(c)(i) or 2.4(c)(ii) in an amount in excess of $100,000, BNB shall pay BFC interest on the Average Refund Balance at a rate of interest equal to BNB's prime rate of interest, fluctuating daily, in effect during the period commencing on the later of January 15 of the related Tax Period or the date of the most recent adjustment of the Periodic Servicing Fee Percentage pursuant to this Section 2.4(b) and ending on the date such refund is paid to BFC (the "Accrual Period"). Such interest shall accrue during the term of the Accrual Period. As used herein, "Average Refund

Balance" shall mean an average weighted daily balance of the amount by which such refund exceeds $100,000, assuming such excess accrues ratably during the term of the Accrual Period. An illustrative example of the Periodic Adjustment of the Servicing Fee Percentage is set forth in Exhibit E attached hereto.

                  (c) Adjustment of Servicing Compensation to Required Servicing Compensation.

                  (i) Interim Servicing Compensation Adjustment. On a date (the "Adjustment Date") selected by BNB, such Adjustment Date being not later than 30 days after the end of each Tax Period, BNB shall calculate and provide to BFC, in reasonable detail and, to the extent possible, in a format consistent with that used to prepare the annual budget, a calculation of BNB's Qualified Expenses accrued through the end of such Tax Period. BNB shall also calculate and provide to BFC notice of the Required Servicing Compensation accrued through the end of such Tax Period (calculated as if such Budget Period had ended on such date) and the Periodic Servicing Compensation paid through the end of such Tax Period. If such Required Servicing Compensation is greater than such Periodic Servicing Compensation, BFC shall pay the excess to BNB. If such Required Servicing Compensation is less than such Periodic Servicing Compensation, BNB shall pay the excess to BFC. An illustrative example of the foregoing adjustment is set forth in Exhibit F attached hereto.

                  (ii) Final Servicing Compensation Adjustment. Not later than December 15 following any Budget Period, BNB shall calculate and provide to BFC, in reasonable detail and, to the extent possible, in a format consistent with that used to prepare the annual budget, a calculation of BNB's Qualified Expenses for the preceding Budget Period. BNB shall also calculate and provide to BFC notice of the Required Servicing Compensation for such Budget Period and the Periodic Servicing Compensation for such Budget Period. If such Required Servicing Compensation is greater than such Periodic Servicing Compensation, BFC shall pay the excess to BNB. If such Required Servicing Compensation is less than such Periodic Servicing Compensation, BNB shall pay the excess to BFC. An illustrative example of the foregoing adjustment is set forth in Exhibit G attached hereto.

                  (d) Float Adjustment. Concurrently with the payment of the settlement referred to in Section 2.4(c)(i), BNB shall pay to BFC an amount equal to the product of $.50 times the number of Pool RACs (other than Pool RACs issued through a Block Office owned by a Major Franchisee or a subfranchisee of a Major Franchisee) issued during the Tax Period with respect to which such settlement relates. Such amount shall be offset against the amount, if any, owed by BFC to BNB under Section 2.4(c)(i) so that only a net amount shall be owed under such Section 2.4(c)(i) and this Section 2.4(d).

                  (e) General Adjustment Payment Provisions. Payments under Sections 2.4(c) and 2.4(d) shall be due and payable by wire transfer not later than 2:00 p.m., Wilmington time, five Business Days after notice from BNB setting forth such calculations, and such payment shall be deemed an adjustment to the purchase price of the Participation Interests relating to Pool RALs made during the foregoing Tax Period.

                  (f) Accountants' Report. At the request of BFC (but no more often than annually), on or before June 30 of each year, BNB shall obtain from its independent certified public accountants a special report (in such form and subject to such assumptions, limitations and qualifications as such accountants generally require for special reports of such type) that shall, in effect state that the amounts calculated for the previous Tax Period under clause (c)(ii) above are in compliance with this Agreement or stating the nature of any variance from this Agreement.

                  (g) Information About Servicing Costs. BNB shall provide BFC with all information reasonably requested by BFC from time to time about BNB's cost accounting methods pertaining to the making of RACs and the servicing and collection of Pool RALs and other RALs, and about the costs and expenses incurred by BNB from time to time pertaining to the servicing and collection of Pool RALs and other RALs. BFC shall have the right from time to time, at its expense, upon reasonable advance notice, to cause a firm of nationally recognized independent accountants selected by it to examine and verify such information.

                  (h) Arbitration. Any dispute or controversy between BFC and BNB involving the determination and/or the calculation of the Servicing Adjustment, the Initial Periodic Servicing Fee Percentage, the Required Servicing Compensation, the Periodic Servicing Fee Percentage, Periodic Servicing Compensation and/or Qualified Expenses, or any other dispute or controversy or relating to the calculations or determinations made pursuant to this Section 2.4, shall be submitted to, and settled by, arbitration in accordance with the provisions of this paragraph (h) and the rules of the American Arbitration Association (except as herein specifically otherwise stated or amplified). The arbitrator in the arbitration provided for in this paragraph
(h) shall be an independent public accounting firm of nationally recognized standing that (A) is qualified under the rules of the American Arbitration Association, (B) has not provided audit services to either BFC, BNB or any of their Affiliates during the immediately preceding two calendar years and (C) has not been engaged by either BFC or BNB to provide audit services for the current fiscal current year of either party. BFC shall select two independent public accounting firms that qualify under the preceding sentence and shall submit the name of such firms to BNB, which in turn designate one of such firms as the arbitrator. The decision of the arbitrator shall be final, binding, conclusive and nonappealable. Each party shall make such records available to the arbitrator as shall be necessary for such arbitrator to render a decision. Other than attorneys' fees and expenses (which shall be borne by the party incurring the same), the costs of the arbitration shall be borne equally by BFC and BNB.

                  Section 2.5. Applicable Percentages. The Applicable Percentage for Corporate Pool RALs shall be 40%; provided, however, the Applicable Percentage for Corporate Pool RALs shall be 49.999999% for each Tax Period during which BNB (or any of its Affiliates) is the exclusive provider of a Refund Anticipation Check Service to customers of Block Offices owned by Tax Services, its Corporate Satellites and any of their respective Affiliates (a "RAC Service Period"). The Applicable Percentage for Major Franchisee Pool RALs shall be 25% or such lesser percentage amounts provided for by Section 7.2 (it being understood that the Applicable Percentage for Major Franchisee Pool RALS may vary by Major Franchisee). Notwithstanding the foregoing provisions of this Section 2.5, any Applicable Percentage for a particular Tax Period may be such lesser percentage as specified by BFC by giving written notice to BNB on or before the September 1 immediately prior to such Tax Period

(it being understood that (i) such lesser percentage shall pertain only to the applicable Tax Period and (ii) if no such notice is given for a particular Tax Period, the Applicable Percentages shall be the percentages as set forth in this
Section 2.5).

                                   ARTICLE III

              SERVICING, ADMINISTRATION AND COLLECTION OF POOL RALS

                  Section 3.1. Servicing and Administration of Participated Pool RALs. BNB shall underwrite, service and administer the Participated Pool RALs and shall collect payments due under the Participated Pool RALs in accordance with its customary and usual servicing procedures for servicing refund anticipation loans made by BNB through Block Offices and in accordance with the RAL Guidelines. BNB shall, subject to the terms of this Section 3.1, have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, BNB is hereby authorized and empowered to execute and deliver, on behalf of BFC, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Participated Pool RALs and, after the delinquency of any Participated Pool RAL and to the extent permitted under and in compliance with applicable law and regulations, to commence enforcement proceedings with respect to such Participated Pool RALs. In addition, without limiting the generality of the foregoing, BNB is hereby authorized and empowered, in the ordinary course of collecting any Defaulted Pool RAL, to sell or transfer such Defaulted Pool RAL free and clear of any interest of BFC (proceeds of such sale or transfer being treated as Collections for purposes of Section 3.2). BFC shall furnish BNB with any documents necessary or appropriate to enable BNB to carry out its servicing and administrative duties hereunder. BNB shall not be obligated to use servicing procedures, offices, employees or accounts for servicing the Participated Pool RALs that are separate from the procedures, offices, employees and accounts used by BNB in connection with servicing other refund anticipation loans.

                  Section 3.2. Collections. On each Business Day not later than 4:00 p.m., Wilmington time, BNB shall distribute the Applicable Percentage in all Collections with respect to each Participated Pool RAL received by BNB (or any of its Affiliates) on the preceding Business Day (less collection fees payable by BFC to BNB or BNB's Affiliates pursuant to Section 3.4). Such distribution shall be made to BFC at such domestic account designated by BFC by notice to BNB from time to time, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever and regardless of the form of Collection received by BNB (or any of its Affiliates).

                  Section 3.3. Reports and Records for BFC.

                  (a) Daily Reports. On each Business Day during an Applicable Tax Period, BNB shall prepare and forward to BFC a report setting forth (i) the aggregate amount of Collections processed by BNB (or any of its Affiliates) with respect to Participated Pool RALs on the preceding Business Day and BFC's share thereof,
(ii) the number of, and aggregate outstanding amount of, Participated Pool RALs as of the close of business on the preceding Business Day and BFC's share thereof and (iii) the number of Pool RACs made by BNB on the preceding Business Day and BFC's share of RAC fees pertaining thereto. BNB shall at all times maintain its computer files with respect to Pool RACs and Participated Pool RALs in such a manner so that Pool RACs and Participated Pool RALs may be specifically identified.

                  (b) Monthly Reports. On the 8th day of each calendar month, or if such day is not a Business Day, the immediately preceding Business Day, BNB shall forward to BFC a report setting forth (i) the aggregate amount of Collections processed with respect to Participated Pool RALs during the preceding calendar month and BFC's share thereof, (ii) the aggregate amount of Participated Pool RALs outstanding as of the end of the last day of the preceding calendar month and BFC's share thereof, (iii) an aging of Participated Pool RALs outstanding as of the end of the last day of the preceding calendar month, (iv) the aggregate Defaulted Pool RALs as of the end of the last day of the preceding calendar month and BFC's share thereof, (v) the number of Pool RACs made during the preceding calendar month and BFC's share of Collections pertaining thereto and (vi) the aggregate Participated Pool RALs that are not Defaulted Pool RALs but with respect to which payment has not been received within 30 days after such Participated Pool RALs were made by BNB and BFC's share thereof. Such report shall be accompanied by an Officer's Certificate, stating that to the best of such officer's knowledge such report is complete and accurate.

                  (c) Independent Accountants' Reports. BFC may cause a firm of nationally recognized independent accountants (who may also render services to BNB) to furnish, at the expense of BFC, a report to BFC and BNB to the effect that such firm has made a study and evaluation of BNB's internal accounting controls relative to the making of Pool RACs and servicing of Participated Pool RALs under this Agreement, and that, on the basis of such study and evaluation, such firm is of the opinion (assuming the accuracy of any reports generated by BNB's third party agents) that the system of internal accounting controls in effect on the date set forth in such report relating to servicing procedures performed by BNB pursuant to the terms of this Agreement, taken as a whole, was sufficient for the prevention and detection of errors for such exceptions, errors or irregularities as such firm shall believe to be immaterial to the financial statements of BNB and such other exceptions, errors or irregularities as shall be set forth in such report.

                  Section 3.4. Collection Fee for Defaulted Pool RALs. BFC shall pay to BNB a collection fee in amount equal to the Applicable Percentage with respect to a Defaulted Pool RAL, times 25% of the Principal Amount of each Defaulted Pool RAL collected by collection offices of BNB or any of its Affiliates. Such fee shall be paid in the form of a deduction from Collections remitted to BNB (or an Affiliate of BNB) pursuant to Section 3.2 pertaining to such Participated Pool RAL.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1. General Representations and Warranties of BNB and Tax Masters. BNB and Tax Masters each hereby represents and warrants to BFC as of the date hereof (which representations and warranties shall survive any purchase and sale of Participation Interests pursuant to this Agreement):

                  (a) Organization and Good Standing. BNB is a national banking association duly organized and validly existing under the laws of the United States with its principal banking office located in the State of Delaware and has full corporate power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement. Tax Masters is a corporation duly organized and validly existing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

                  (b) Due Authorization. The execution and delivery of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by BNB and Tax Masters by all necessary corporate action on their part and this Agreement will remain, from the time of its execution, an official record of BNB.

                  (c) No Conflict. The execution and delivery of this Agreement, the performance of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement mortgage, deed of trust, or other instrument to which BNB or Tax Masters is a party or by which either of them or any of their properties are bound.

                  (d) BNB's Deposit Accounts. Deposits in BNB's deposit accounts are insured to the limits provided by law by the Bank Insurance Fund administered by the Federal Deposit Insurance Corporation.

                  Section 4.2. Representations and Warranties of BNB and Tax Masters Relating to the Participated Pool RALs. BNB and Tax Masters each hereby represents and warrants to BFC as of each Closing Date (which representations and warranties shall survive any purchase and sale of Participation Interests pursuant to this Agreement):

                  (a) Eligible RAL. Each Participated Pool RAL is an Eligible RAL as of the Closing Date relating to the Participation Interest sold to BFC with respect to such Participated Pool RAL.

                  (b) Title. Each sale of a Participation Interest by BNB and Tax Masters to BFC on such Closing Date constitutes either (i) a valid transfer, assignment, set over and conveyance to BFC of all right, title and interest of BNB and/or Tax Masters in and to such Participation Interest (and the Applicable Percentage in the underlying Pool RAL), free and clear of any Lien of any Person claiming through or under BNB, Tax Masters or any of their Affiliates or (ii) a grant of a security interest (as defined in the UCC as in effect in the State of Delaware) in each Participation Interest purportedly conveyed pursuant to such sale. Neither BNB or Tax Masters nor any Person claiming through or under BNB or Tax Masters shall have any claim to or interest in such Participation Interest, except for the interest of BNB and/or Tax Masters therein as a debtor for purposes of the UCC as in effect in the State of Delaware.

                  (c) Principal Office. BNB is a national banking association duly organized and validly existing under the laws of the United States with its principal banking office located in the State of Delaware.

                  Section 4.3. Reassignment of Trust Portfolio. In the event of a breach of any of the representations and warranties set forth in Section 4.1, BFC may by notice then given in writing to BNB direct BNB and/or Tax Masters to accept reassignment of the Participation Interests within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days), and BNB and/or Tax Masters shall be obligated to accept reassignment of the Participation Interests on a date specified by BNB (the "Reassignment Date") occurring within such applicable period on the terms and conditions set forth below; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the representations and warranties contained in Section 4.1 shall then be true and correct in all material respects. In connection with such reassignment, BNB and/or Tax Masters shall remit to BFC on the Reassignment Date an amount equal to the aggregate of the respective Applicable Percentages of the Repurchase Values of each Participated Pool RAL (the "Reassignment Amount"). Such remittance shall be made to BFC at such domestic account designated by BFC by notice to BNB, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever. Except as provided in Section 5.1, the obligation of BNB and/or Tax Masters to purchase the Participation Interests in accordance with this Section 4.3 shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Section 4.1 available to BFC.

                  On the date on which the Reassignment Amount has been paid to BFC, the Participation Interests in the uncollected Participated Pool RALs, all monies due or to become due with respect thereto and all proceeds thereof shall be released to BNB and/or Tax Masters, or their designee or assignee, and BFC shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty (except only for the warranty that since the date of sale by BNB to BFC, BFC has not sold, transferred or encumbered any such Participated Pool RALs or interest therein), as shall be reasonably be requested by BNB or Tax Masters to vest in BNB or Tax Masters, or their designee or assignee, all right, title and interest of BFC in and to the Participation Interests in the uncollected Participated Pool RALs, all monies due or to become due with respect thereto and all proceeds thereof.

                  Section 4.4. Transfer of Ineligible RALs.

                  (a) Repurchase. In the event of a breach with respect to a Participated Pool RAL of any representations and warranties set forth in Section 4.2(b)(i), or in the event that a Participated Pool RAL is not an Eligible RAL as a result of the failure to satisfy the conditions set forth in clause (c) of the definition of Eligible RAL, and as a result of such breach of event such Participated Pool RAL is charged off as uncollectible or BFC's rights in, to or under the Participation Interest therein are materially impaired, then, upon the earlier to occur of the discovery by BFC of such breach or event by BNB or receipt by BNB of written notice from BFC of such breach or event given by BFC, BFC may by notice then given in writing to BNB direct BNB and/or Tax Masters to repurchase the Participation Interest in each such Participated Pool RAL within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days) on a date specified by BNB occurring within such applicable period on the terms and conditions set forth in Section 4.4(c).

                  (b) Repurchase After Cure Period. In the event of a breach of any of the representations and warranties set forth in Section 4.2, other than a breach or event as set forth in Section 4.4(a), and as a result of such breach any Participated Pool RAL becomes a Defaulted Participated Pool RAL or BFC's rights in, to or under the Participated Pool RAL or its proceeds are materially impaired, then, upon the expiration of 60 days (or such longer period as may be agreed to by BFC, but in not event later than 120 days) from the earlier to occur of the discovery of any such event by BNB or receipt by BNB of written notice of any such event given by BFC, BFC may by notice then given in writing to BNB direct BNB and/or Tax Masters to repurchase the Participation Interest in each such Participated Pool RAL within 30 days of such notice (or within such longer period as may be specified in such notice but in no event later than 120 days) on the terms and conditions set forth in Section 4.4(c); provided, however, that no such repurchase shall be required to be made if, on any day prior to such repurchase, such representations and warranties (other than those contained in Section 4.2(c)) with respect to such Participated Pool RAL shall then be true and correct in all material respects as if such Participated Pool RAL had been created on such day.

                  (c) Procedures for Repurchase. When the provisions of Sections 4.4(a) or 4.4(b) require repurchase of a Participation Interest in a Participated Pool RAL (such Participated Pool RAL being hereinafter referred to as an "Ineligible RAL"), BNB and/or Tax Masters shall accept reassignment of such Participation by remitting to BFC an amount equal to the Applicable Percentage of the Repurchase Value of the Ineligible RAL as of the date of such repurchase. Such remittance shall be made to BFC at such domestic account designated by BFC by notice to BNB, in United States dollars and in funds immediately available at such office at such time, without setoff, withholding, counterclaim or other deduction of any nature whatsoever. Upon such remittance, BFC shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to BNB and/or Tax Masters, without recourse, representation or warranty (except for the warranty that since the date of conveyance by BNB and/or Tax Masters to BFC, BFC has not sold, transferred or encumbered any such Participation

Interest) all right, title and interest of BFC in and to such Participation Interest. BFC shall execute such documents and instruments of transfer or assignment and take other actions as shall reasonably be requested by BNB to evidence the conveyance of such Participation Interest in the Ineligible RALs, all monies due or to become due with respect thereto and all proceeds thereof pursuant to this Section 4.4(c). The obligation of BNB and/or Tax Masters to repurchase Participation Interests in Ineligible RALs in accordance with this
Section 4.4(c) shall constitute the sole remedy respecting any breach of the representations and warranties set forth in Section 4.1 available to BFC.

                  (d) Impairment. For the purposes of Sections 4.4(a) and (b) above, proceeds of a Participated Pool RAL shall not be deemed to be impaired hereunder solely because such proceeds are held by BNB and/or Tax Masters for more than the applicable period under Section 9-306(3) of the UCC as in effect in the State of Delaware.

                                    ARTICLE V
                                      TERM

                  Section 5.1. Termination of Purchase and Sale Obligations. The obligations of BNB and Tax Masters to sell Participation Interests in Pool RALs that are RALs described in paragraph (a) of the definition of "RAL" in this Agreement pursuant to Section 2.1, and the obligations of BFC to purchase Participation Interests in such Pool RALs pursuant to Section 2.1, may be terminated:

                  (a) by the mutual written agreement of BFC and BNB and Tax Masters;

                  (b) by either party, if the RAL Operations Agreement has been terminated;

                  (c) by BNB and Tax Masters, if (i) there is a failure by BFC to perform or observe any material term, covenant or agreement contained in this Agreement, and any such failure shall remain unremedied for 10 days after written notice of such failure shall have been given to BFC by BNB, (ii) there is an order or decree restraining, enjoining, prohibiting, invalidating or otherwise preventing the transactions contemplated by this Agreement or BNB's and Tax Masters' performance of any of their material obligations under this Agreement,
         (iii) there shall be pending, or any Governmental Authority shall have notified BNB or Tax Masters of its intention to institute, any action, suit or proceeding against BNB and/or Tax Masters to restrain, enjoin, prohibit, invalidate or otherwise prevent the transactions contemplated by this Agreement or BNB's and/or Tax Masters' performance of any of their material obligations under this Agreement, (iv) any Participated Pool RAL, or any purchase or sale of a Participation Interest in a Participated Pool RAL, or BNB's or Tax Masters' performance of any of their material obligations under this Agreement would be illegal (in the opinion of counsel for BNB), and there are no reasonable steps that BNB and/or Tax Masters could take to prevent such illegality; or (v) there is a dissolution, termination of existence, insolvency, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, or the commencement of any proceeding by or against BFC or Tax Services under any bankruptcy or insolvency law; and

                  (d) by BFC, if (i) there is a failure by BNB and/or Tax Masters to perform or observe any material term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for 10 days after written notice of such failure shall have been given to BNB by BFC, (ii) there is an order or decree restraining, enjoining, prohibiting, invalidating or otherwise preventing BFC's performance of any of its material obligations hereunder, (iii) there shall be pending, or any Governmental Authority shall have notified BFC of its intention to institute, any action, suit or proceeding against BFC to restrain, enjoin, prohibit, invalidate or otherwise prevent BFC's performance of any of its material obligations hereunder, (iv) BFC's performance of any of its material obligations hereunder would be illegal (in the opinion of counsel for BFC), and there are no reasonable steps that BFC could take to prevent such illegality; or (v) there is a dissolution, termination of existence, insolvency, appointment of a receiver of any part of the property of, or assignment for the benefit of creditors by, or the commencement of any proceeding by or against BNB and/or Tax Masters under any bankruptcy or insolvency law.

                  (e) by BFC, if as of any September 15, any representation or warranty of BNB and/or Tax Masters set forth in Section 4.1 would not be true, if repeated as of such date; provided that BFC gives notice of such termination not later than the September 30 next following such September 15.

BNB and Tax Masters or BFC shall exercise a right of termination provided above by written notice to the other party. Upon such termination, all obligations of BNB and Tax Masters to sell Participation Interests pursuant to Section 2.1 with respect to Participation Pool RALs that are RALs described in paragraph (a) of the definition of "RAL" in this Agreement, and the obligations of BFC to purchase Participation Interests pursuant to Section 2.1 with respect to such Participated Pool RALs shall automatically cease and BFC shall have no further obligation to purchase additional Participation Interests corresponding to such Participated Pool RALs. Termination pursuant to this Section shall not otherwise affect the rights or obligations of the parties hereto under this Agreement. Without limitation, such termination shall not affect the obligation of BNB to sell Participation Interests pursuant to Section 2.1 with respect to Pool RALs that are RALs described in paragraph (b) of the definition of "RAL" in this Agreement to the extent that the Underlying RAL is itself a Participated Pool RAL with respect to which a Participation Interest was sold to BFC prior to such termination, and shall not affect the obligation of BFC to purchase a Participation Interest with respect to such Pool RAL.

                  Section 5.2. Right to Exclude Certain RALs. If, from time to time, BFC or BNB believes in good faith that any specified RALs (of the type described in paragraph (a) of the definition of "RAL" in this Agreement) that otherwise would constitute Pool RALs may violate or conflict with any requirement of law in any jurisdiction, such party (the "Notifying Party") may give notice to the other party of such fact, specifying the applicable jurisdictions, and specifying such further actions on the part of BFC, Tax Services, BNB, Originator Parties or other Persons, if any, as would in the opinion of the Notifying Party prevent such violation or conflict. Unless such steps have been taken within seven days after receipt of such notice, then, effective from and after such seventh day such RALs made after such day in such specified jurisdiction shall not constitute Pool RALs. (such RALs being hereinafter referred to as "Excluded RALs"). If such steps subsequently are taken, and the other party gives notice to the Notifying Party of such fact, then the Notifying Party shall, as promptly as practicable after such notice, by further notice to such other party, revoke its earlier designation of such RALs as Excluded RALs, and RALs of the specified type made after the date of such revocation shall not constitute Excluded RALs (and hence shall constitute Pool RALs).

                                   ARTICLE VI
                              CERTAIN RIGHTS OF BNB

                  Section 6.1.  Certain Rights of BNB.

                  (a) Rescission. If any payment received or application of funds made by BNB on account of any Participated Pool RAL shall be rescinded or otherwise shall be required (or if BNB believes in good faith that is or may be required) to be returned or paid over by BNB at any time, BFC, promptly upon notice from BNB, shall pay to BNB an amount equal to the Applicable Percentage of the amount so rescinded or returned or paid over, together with the Applicable Percentage of any interest or penalties payable with respect thereto.

                  (b) Payover. If BFC receives any payment or makes any application on account of its Participation Interest in any Participated Pool

RAL, BFC shall promptly pay over to BNB the amount in excess of the Applicable Percentage of the amount so received or applied, and until so paid over, the same shall be held by BFC in trust for BNB.

                  Section 6.2. Indemnification. Immediately upon BNB's demand therefor, BFC shall reimburse and indemnify BNB for and against the Applicable Percentage of share of any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses and disbursements of every kind and nature whatsoever that may be imposed upon, incurred by or asserted against BNB, acting pursuant hereto, or in any way relating to or arising out of this Agreement or any Participated Pool RAL or origination or servicing thereof, or any action taken or omitted by BNB under this Agreement or any Participated Pool RAL, including, without limitation, any amounts payable by BNB pursuant to the RAL Operations Agreement (pursuant to indemnification provisions thereof or otherwise), and any amounts that BNB shall be required to pay or repay to any statutory representative of any Obligor or Originator Party or to creditors of any such Obligor or Originator Party acting as such statutory representative (all of the foregoing being referred to collectively as "Claims"); provided, however, that BFC shall not be liable under this Section 6.2 for its Applicable Percentage of (i) any obligation of BNB to repurchase Participation Interests in accordance with Sections 4.3 and 4.4, (ii) any out-of-pocket expenses of BNB on account of origination of ordinary and routine servicing of Participated Pool RALs, to the extent duplicative of amounts as to which BFC has paid its Applicable Percentage share pursuant to Article II, (iii) attorneys' fees and related litigation expenses incurred by BNB with respect to Claims (it being understood that each party shall be responsible for its own attorneys fees and related litigation expenses with respect to Claims) (iv) any Claim attributable to a Participated Pool RAL failing to be an Eligible RAL, (v) any Claim attributable to a breach by BNB and/or or Tax Masters of an express obligation of BNB and/or Tax Masters under this Agreement, or (vi) any Claim attributable to the gross negligence or willful misconduct of BNB or Tax Masters.

                  Nothing in this Section 6.2 shall be construed to make BFC liable for (i) any portion of any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements imposed upon, incurred by or asserted against BNB or any of its Affiliates relating solely to or arising solely from any RAL other than a Participated Pool RAL or a RAC other than a Pool RAC or (ii) any Claim with respect to which BNB is indemnified by any third party (including, without limitation, Tax Services, any Major Franchisee or any other Originator Party). BNB shall remit to BFC the Applicable Percentage of any amount received by BNB as indemnification from a third party to the extent such indemnification pertains to (i) a Claim for which BFC previously indemnified BNB pursuant to this Section 6.2 or (ii) an amount that was included as a Qualified Expense pursuant to this Agreement.

                  If different Applicable Percentages apply to Pool RALs with respect to which a Claim arises, then (i) to the extent the Claim is identifiable to a particular Pool RAL or to Pool RALs made in a particular Tax

Period, the Applicable Percentage applicable to BFC's indemnification obligation with respect to such Claim shall be equal to the Applicable Percentage applicable to such particular Pool RAL or to such Tax Period, as the case may be and (B) otherwise, the Applicable Percentage applicable to BFC's indemnification obligation with respect to such Claim shall be a weighted average of the Applicable Percentages applicable to the Pool RALs or the Tax Period with respect to which such Claim arose.

                  Section 6.3 Survival. The obligations of BFC under this
Article VI shall survive any termination under Section 5.1 and all other events and conditions whatever. If and to the extent that any obligation of BFC under this Article VI is unenforceable for any reason, BFC agrees to make the maximum contribution to the payment and satisfaction of such obligation which is permitted under applicable law.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.1. Customer Lists. BNB agrees to provide to BFC (or any Affiliate of BFC during the term of this Agreement, within a reasonable time after BFC's (or such Affiliate's) request but not more than twice during any calendar year, a list of all persons (and their full mailing addresses) to whom BNB made Pool RALs or Pool RACs during the most recently ended Tax Period. Such list shall be provided in electronic form and, to the extent reasonably practicable, in a form typical of mailing lists purchased in the open market. Neither BFC nor its Affiliates shall use, or permit the use of, such list for purposes of soliciting customers for credit related products. BFC and such Affiliates shall take appropriate action by agreement with third parties having access to such list to prohibit such third parties from using such list for purposes of soliciting customers for credit related products. BNB shall be designated a third-party beneficiary in any such agreement for purposes of enforcing such restricted use of such list.

                  Section 7.2. Major Franchisees. BFC and BNB agree to negotiate in good faith with each other and with Major Franchisees to enter into an arrangement with such Major Franchisees whereby (i) such Major Franchisees and BFC purchase Participation Interests in Major Franchisee Pool RALs made by BNB through Block Offices owned by such Major Franchisees or their subfranchisees and (ii) BFC provides financing to such Major Franchisees to enable such Major Franchisees to purchase such Participation Interests. In connection with such arrangement, (i) such Major Franchisees may purchase from BNB and/or Tax Masters up to a 49.999999% undivided ownership interest in the applicable Major Franchisee Pool RALs and (ii) BFC may purchase from BNB and/or Tax Masters percentage ownership interests in such Major Franchisee Pool RALs in a percentage amount equal to 49.999999% minus the percentage ownership interest purchased by such Major Franchisee in such Major Franchisee Pool RALs; provided, however, that the percentage ownership interest purchased by BFC in such Major Franchisee Pool RALs shall not exceed 25% and the combined percentage ownership interests purchased by such Major Franchisee and BFC in such Major Franchisee Pool RALs shall not exceed 49.999999%.


                  Section 7.3. Independent Evaluation. BFC expressly acknowledges (i) that, except as provided in Sections 4.1 and 4.2, neither BNB or Tax Masters has made any representation or warranty, express or implied, to BFC and no act by BNB or Tax Masters heretofore or hereafter taken shall be deemed to constitute any representation or warranty by BNB or Tax Masters to BFC; and (ii) that, in connection with its entry into and its performance of its obligations under this Agreement, BFC has made and shall continue to make its own independent investigation of the economic and legal risks associated with the making of RALs and purchase of Participation Interests.

                  Section 7.4. Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, or by nationally recognized overnight courier, addressed as follows:

                  If to BFC, to:

                           Block Financial Corporation
                           4435 Main Street, Suite 500
                           Kansas City, Missouri 64111
                           Attention: William P. Anderson

                  If to BNB or Tax Masters, to:

                           Beneficial National Bank
                           One Christina Centre
                           301 North Walnut Street
                           Wilmington, Delaware 19801
                           Attention:  President

                  Any party may change the address to which it desires notices to be sent by giving the other parties ten (10) days prior notice of any such change. Any notices shall be deemed given upon its receipt by the party to whom the notice is addressed.

                  Section 7.5. Modification; No Waiver. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto. No waiver of any breach of, or failure to perform or observe, any material term, covenant or agreement contained in this Agreement shall constitute or be construed as a waiver by BFC or BNB or Tax Masters of any subsequent breach or failure or of any breach of or failure with respect to any other provisions of this Agreement.

                  Section 7.6. Prior Understandings. This Agreement supersedes all prior understandings whether written or oral, between the parties hereto relating to the transactions provided herein.

                  Section 7.7. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of Delaware, without regard to choice of law rules thereof.

                  Section 7.8. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original, but all such counterparts together shall constitute by one and the same instrument.

                  Section 7.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of BNB and BFC and Tax Masters and their representative successors and assigns and shall not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void; provided, however, that nothing herein shall prohibit the transfer by BFC of BFC's rights hereunder to an Affiliate of BFC.

                  Section 7.10. Headings. The Article, Section and any other headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any of the provisions hereof.

                  Section 7.11. Confidentiality. Without limitation of any other obligations of confidentiality contained in this Agreement, the RAL Operations Agreement or otherwise arising (but subject to the provisions of Section 7.1), all information, materials and documents heretofore or hereafter furnished to BFC (or to its officers, directors, agents, representatives or advisors) by BFC, by Persons acting on behalf of BNB and/or Tax Masters or at BNB's or Tax Masters' direction, or otherwise in connection with this Agreement, either orally, in writing or by inspection, regarding the Obligors, any RAL, any RAC, this Agreement or the RAL Operations Agreement shall be deemed confidential and, except to the extent required by law, shall be kept in strict confidence under appropriate safeguards by BFC and its officers, directors, agents, representatives and advisors.

                  Section 7.12. Not a Joint Venture. Neither this Agreement nor the transactions contemplated by this Agreement shall be deemed to give rise to a partnership or joint venture between BNB and Tax Masters and BFC.

                  Section 7.13. BNB and Tax Masters Not a Tax Preparer. Nothing in this Agreement or the RAL Operations Agreement shall be construed to imply that BNB or Tax Masters at any time is in any way responsible for the preparation, filing or contents of any tax return of any Obligor under a Pool RAL, and BFC shall indemnify BNB and/or Tax Masters from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of every kind and nature whatsoever which may be imposed upon, incurred by or asserted against BNB and/or Tax Masters arising from any claim, allegation or assertion that BNB and/or Tax Masters are or may be in any way responsible for the preparation, filing or contents of any such tax return, or that BNB and/or Tax Masters, by virtue of their participation in the transactions contemplated by this Agreement, are engaged in an activity that subjects BNB and/or Tax Masters to any penalty on account of the negotiation of any tax refund check in violation of the Internal Revenue Code of 1986, as amended.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date set forth above.

                           BLOCK FINANCIAL CORPORATION

                           By:  /s/ William P. Anderson
                              William P. Anderson, President

                           BENEFICIAL NATIONAL BANK

                           By:  /s/ Wheeler K. Neff
                              Wheeler K. Neff, Senior Vice President

                           BENEFICIAL TAX MASTERS, INC.

                           By:  /s/ Ross N. Longfield, President

                                                                       Exhibit A

                      CALCULATION OF INITIAL PURCHASE PRICE

                                  (Section 2.3)

Formula

         (A) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (B) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (C) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Example

Assumptions:

{CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Calculation:

         (A) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (B) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (C) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

                                                                       Exhibit B

                        ALLOCATION OF QUALIFIED EXPENSES

              (Definition of Qualified Expenses; Section 2.4(a)(i))

Formula

         (x) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (y) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (z) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Example

Assumptions:

{CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Calculation:

                                                      Pre-1999        Post-1998

         (x) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC

         (y) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (z) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

                                                                       Exhibit C

                 CALCULATION OF INITIAL SERVICING FEE PERCENTAGE

                              (Section 2.4(a)(iii))

Formula

         (A) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (B) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Example

Assumptions:

{CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Calculation:

         (A) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (B) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

                                                                       Exhibit D

               CALCULATION OF REQUIRED SERVICING FEE COMPENSATION

                              (Section 2.4(a)(iv))

Formula

         (A) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (B) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Example for Pre-RAC Service Period

Assumptions:

{CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

*        (CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Calculation:

         (A) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

         (B) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Example for Post-RAC Service Period

Assumptions:

{CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

Calculation:

         (A) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC)

         (B) {CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SEC}

                                                                       Exhibit E

                 PERIODIC ADJUSTMENT OF SERVICING FEE PERCENTAGE

                                (Section 2.4(b))

Assumptions:

                  Qualified Expenses Allocable to Participated Pool RALs and Pool RACs for pre-1999 Tax Period remained the same at $19,812,925, but the number of Estimated Pool RALs increased to 2,150,000 from 2,097,000 Pool RALs and the aggregate principal amount of Pool RALs increased to $1,850,000,000 from $1,800,000,000.

Calculation:

         ((40% Applicable Percentage x $2.00 x 2,150,000 revised number of Pool
         RALs) plus (40% Applicable Percentage x $19,812,925 Qualified Expenses allocable to Participated Pool RALs)) divided by $1,850,000,000 = .521% Adjusted Servicing Fee Percentage

                                                                       Exhibit F

                    INTERIM SERVICING COMPENSATION ADJUSTMENT

                               (Section 2.4(c)(i))

Assumptions:

                  Qualified Expenses Allocable to Participated Pool RALs and Pool RACs for pre-1999 Tax Period remained the same at $19,812,925, but the number of Estimated Pool RALs increased to 2,150,000 from 2,097,000 Pool RALs and the aggregate principal amount of Pool RALs increased to $1,850,000,000 from $1,800,000,000.

Calculation:

         Required Servicing Compensation ((40% Applicable Percentage x $2.00 x
                  2,150,000 revised number of Pool RALs) + (40% Applicable
                  Percentage x $19,812,925 Qualified Expenses allocable to
                  Participated Pool RALs))                                        $9,645,170

         Periodic Servicing Compensation (.533% Periodic Servicing Fee
                  Percentage x $1,850,000,000 aggregate Principal Amount
                   of Participated Pool RALs)                                               9,860,500

         Adjustment (payable to BFC)                                                    $   (215,330)
                                                                                         ============

                                                                       Exhibit G

                     FINAL SERVICING COMPENSATION ADJUSTMENT

                              (Section 2.4(c)(ii))

Assumptions:

                  Qualified Expenses Allocable to Participated Pool RALs and Pool RACs for pre-1999 Tax Period increased from $19,812,925 to $20,000,000, but the number of Estimated Pool RALs remained unchanged from interim adjustment at 2,150,000 Pool RALs.

Calculation:

         Required Servicing Compensation ((40% Applicable Percentage x $2.00 x
                  2,150,000 number of Pool RALs) + (40% Applicable Percentage x
                  $20,000,000 Qualified Expenses
                  allocable to Participated Pool RALs))                          $ 9,720,000

         Periodic Servicing Compensation ((.533% Periodic Servicing Fee
                  Percentage x $1,850,000,000 aggregate Principal Amount
                   of Participated Pool RALs) + $(215,330) Interim
                   Adjustment)                                                              9,645,170

         Adjustment (payable to BNB)                                                       $   74,830
                                                                                            ==========